EXHIBIT 1
Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, par value US$0.01 per share, of Fusion Telecommunications International, Inc., a corporation incorporated under the laws of Delaware, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on July 5, 2017.

UNTERBERG CAPITAL, LLC

By:	/s/ Thomas I. Unterberg
Name: Thomas I. Unterberg
Title: Chairman

UNTERBERG TAYLOR CAPITAL, LLC
By: UNTERBERG CAPITAL, LLC, its manager

By:	/s/ Thomas I. Unterberg
Name: Thomas I. Unterberg
Title: Managing Member

THOMAS I. UNTERBERG

By:	/s/ Thomas I. Unterberg
Name: Thomas I. Unterberg